Titan Global Holdings Issues Updated Revenue Guidance for Fiscal 2008 of Record $747 Million
Wednesday September 5, 10:49 am ET

Company's Updated Forecast Reflects Recent Launch of Titan Card Services, the Acquisition of Appco and of USAD

DALLAS--(BUSINESS WIRE)--Titan Global Holdings, Inc. (Titan) (OTCBB:TTGL - News), a high-growth diversified holding company, today issued revenue guidance for fiscal 2008, projecting record-setting revenues in excess of $747 Million following the proposed milestone acquisition of Appalachian Oil Company and USA Detergents, with both expected to close in September, 2007. The revenue guidance also reflects the recent launch of Titan Card Services, which will generate revenues in the multibillion dollar international prepaid money transfer sector.

Titan Global Energy - Projected Revenues: $433 Million

Titan recently formed Titan Global Energy (Titan Energy), a division engaged in the acquisition and management of complementary energy sector assets. Titan Energy has and will capitalize on earnings opportunities within the energy sector. Titan Energy will aggregate energy assets which can provide significant opportunities for revenue and earnings growth.

Titan Energy recently announced its planned acquisition of the outstanding stock of Appalachian Oil Company (Appco), a privately-held company that owns and operates an extensive petroleum product distribution network that generated approximately $400 million in revenues for fiscal 2006. Appco distributes petroleum products to more than 160 dealers in the southeastern United States and owns and operates 56 convenience store locations. Appco has more than 550 employees and maintains long standing partnerships with strategic terminal operators and major oil companies.

"As Titan continues to expand in the dynamic energy sector, Appco gives us an ideal platform from which to make significant additional acquisitions," said Bryan Chance, Chief Executive Officer of Titan Global Holdings. "The revenue forecast for this division is based upon the status of Appco's current operations and market conditions within the energy sector. Titan continues to work diligently with its supplier partners to introduce biofuels and other products to maintain a position of leader in the markets that we serve."

Titan Communications- Projected Revenues: $174 Million

Titan's Communications division is comprised of Oblio Telecom (distribution), Starttalk (international network operations), Titan Wireless (wireless operations) and Pinless (e-commerce applications). During fiscal year 2007 the Communications division achieved the significant milestone of moving all international traffic through internal switched operations. This achievement positions the company to continue its accelerated growth in fiscal 2008 with more rapid delivery of new products and more efficient call termination options. In fiscal 2007, The Company strengthened its distribution channels to over 65,000 retail outlets with the acquisition of Ready Mobile in May 2007. The Communications Division generated $89 million in revenues in 2006 and generated over $80 million in revenues for the nine months ended May 31, 2007.

"Our Communications Division continues to show solid year-over-year growth that we believe will continue to be one of Titan's main drivers of shareholder value," said Kurt Jensen, President and Chief Executive Officer of Titan Communications and Card Services. "Titan continues through strategic acquisitions such as Ready Mobile to expand our market share and build our brand equity."

Titan Global Brands- Projected Revenues: $65 Million

During the fourth quarter of fiscal 2007, Titan announced the execution of a definitive option agreement to purchase 80% of the outstanding stock of USA Detergents, Inc. (USAD). Pursuant to the terms of the agreement, Titan has managed USAD's operations during the sixty day option period and Titan guaranteed bridge financing up to $1.5 million for USAD's continuing operations. In the event Titan exercises its option, Church & Dwight will own 7.5% and the remaining 12.5% will be owned by the existing senior management of the reorganized USAD.

"While ongoing, our due diligence activities continue to prove that USAD is a compelling acquisition for Titan with significant and immediate opportunities for revenue and earnings growth," said Frank Orlando, Chief Restructuring Officer of Titan, which was recently placed at USAD to identify growth-driven opportunities. "We are looking forward to working closely with USAD's management team and providing them with the strategic and financial resources to exploit USAD's opportunities in the immediate future. Additionally, we will leverage synergies with Titan's existing distribution, products and services to immediately increase USAD's revenue streams and margins."

Titan Card Services- Projected Revenues: $45 Million

Titan yesterday announced the formation of Titan Card Services, Inc. to capitalize on the burgeoning multibillion dollar international prepaid money transfer sector. The launch of Card Services further validates the Company's high-growth business model and provides a seamless brand extension for Titan's growing family of prepaid products that are sold through a nationwide network of more than 65,000 retailers.

Given Titan's familiarity with the prepaid sector and the specific needs of its core demographic customer base, which includes first and second generation Americans, the Company's senior management identified a significant need in this growing market to transfer funds internationally. Titan anticipates that its branded Guardian(TM) prepaid calling card products will be on retail shelves in October, 2007.

"We expect to leverage our trusted position and brands with first and second generation Americans to expand our offerings to money transfer services under the Guardian family of products," said Mr. Jensen. "With our creative and user-friendly approach and our established distribution network that includes over 65,000 retail locations targeted towards this burgeoning demographic segment, we expect high operating margins and rapid consumer acceptance of these products."

Titan Electronics and Homeland Security- Projected Revenues: $30 Million

Titan's Electronics and Homeland Security Division includes Titan PCB East, Inc. and Titan PCB West, Inc. These companies specialize in the manufacturing of advanced circuit boards and other high tech products for military and high-tech clients. Titan announced that this division will realize this record performance through continued efforts to increase its market share in the quick-turn market through its renowned "rep-centric" sales organization. Additionally, the division expects to grow is valued military spec business as well.

"We closed our fourth quarter of fiscal year 2007 with great momentum," said Curtis Okumura, President of Titan's Electronics and Homeland Security Division. "In fiscal 2008 we will reap the rewards of Mike Kadlec and Saul Kennedy's efforts to redefine our sales approach and geographic reach this past year. We now have tremendous geographic diversity in our customer base and we are not as dependent on specific geographic areas or sectors. Our team looks forward to producing tremendous shareholder returns in fiscal year 2008."

Closing Comments

"Our entire team enters fiscal 2008 with great anticipation and with high expectations," said Mr. Chance. "We will continue to create shareholder value through our dynamic combination of business assets in growth sectors such as energy, communications, consumer products and electronics."

Titan Global Brands

Titan recently announced the formation of Titan Global Brands to integrate, protect and expand brand management capabilities and to leverage and optimize growth from the Company's distribution channels. Through its diverse family of subsidiaries, Titan owns or manages more than 100 trusted brands that are distributed through efficient, overlapping and expansive distribution channels. Titan's distribution channels reach over 65,000 retail locations throughout the United States and in over 200 countries around the world.

About USA Detergents

USAD distributes mixed truckloads of nationally-recognized laundry, cleaner and candle brands at attractive prices and in unique merchandising configurations by leveraging brand extensions and licensing agreements with consumer product conglomerates. USAD's brands include Xtra, Arm & Hammer, Aim, Close-up, Pepsodent, Betty Crocker, Snapple, Fine Care, Brillo, Touch of Glass, Fabulous and Oxymax. USAD's distribution footprint serves small and mid-sized retailers, wholesalers and distributors that serve metropolitan areas in the U.S. and internationally.

USAD generated revenues of $56.8 Million in 2006. As of today, USAD's backlog is $3.6 Million and its sales trend is positive. USAD manufactures its products at a plant of 206,000 square feet in Hillside, New Jersey. USAD distributes its products from a 175,000 square foot warehouse in Brunswick, New Jersey. Its corporate headquarters is in offices of 10,000 square feet in Brunswick, New Jersey. USAD has 71 employees.

About Titan Global Holdings

Titan Global Holdings, Inc. is a high-growth diversified holding company with a dynamic portfolio of companies engaged in emerging telecommunications markets, advanced technologies and energy. In its last fiscal year Titan generated in excess of $109 million in revenues on a consolidated basis.

Titan's Oblio Telecom Inc. ("Oblio") telecommunications subsidiary, based in Richardson, Texas, is a market leader in prepaid telecommunications products and the second largest publicly-owned international telecommunications company focused on the prepaid space. Oblio leverages strategic agreements with Tier 1 telecommunications leaders Sprint and Level3 to supply its brand-name prepaid calling cards. Annually Oblio sells an estimated 35 million of its brand-name prepaid calling cards through its established distribution channels estimated at more than 60,000 retail outlets.

Titan Wireless, Inc. ("T Wireless") is Titan's wireless subsidiary and is a mobile virtual network operator ("MVNO"). T Wireless sells its MVNO prepaid wireless products and wireless services through Oblio's established distribution channels. Titan's Electronics and Homeland Security division specializes in advanced manufacturing processes to provide commercial production runs and quick-turn delivery of printed circuit board prototypes for high-margin markets including Homeland Security and high-tech clients.

For more information, please visit: www.titanglobalholdings.com. For investor-specific information and resources, visit http://www.trilogy-capital.com/tcp/titan/ or http://www.b2i.us/irpass.asp?BzID=1314&to=ea&s=0. To view current stock quotes and news, visit http://www.trilogy-capital.com/tcp/titan/quote.html. To view an investor fact sheet about the company, visit http://www.trilogy-capital.com/tcp/titan/factsheet.html.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Act of 1995 -- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of TTGL could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

Contact:
Trilogy Capital Partners
Financial Communications:
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ryon@trilogy-capital.com

Source: Titan Global Holdings, Inc.